EXHIBIT 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Simulations Plus, Inc., a California corporation (the “Company”), on Form 10-K for the year ended August 31, 2009, as filed with the Securities and Exchange Commission, and as amended (the “Report”), Walter S. Woltosz, Chief Executive Officer of the Company and Momoko A. Beran, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 18 U.S.C. § 1350, that to his/her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/       Walter S. Woltosz
Walter S. Woltosz
Chief Executive Officer
March 1, 2010

/s/      Momoko A. Beran
Momoko A. Beran
Chief Financial Officer
March 1, 2010

(A signed original of this written statement required by Section 906 has been provided to Simulations Plus, Inc. and will be retained by Simulations Plus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)